CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference and use of our report, dated November 5, 1998, except for Note 2 as to which the date is November 13, 1998, on the consolidated financial statements of MFB Corp. which is incorporated by reference in MFB Corp.'s Annual Report on Form 10-K for the year ended September 30, 1998, in MFB Corp.'s Registration Statement on Form S-8 (Registration No. 333-47891).


/s/ Crowe, Chizek and Company LLP

South Bend, Indiana
December 26, 1998